Inland Real Estate Corporation
2901 Butterfield Road
Oak Brook, IL 60523
(888) 331-4732
www.inlandrealestate.com

  News Release

Inland Real Estate Corporation (Investors/Analysts):	Inland Communications, Inc. (Media):
Dawn Benchelt, Investor Relations Director	Matthew Tramel, Media Relations Director
(630) 218-7364	(630) 218-8000 x4896
ir@inlandrealestate.com	tramel@inlandgroup.com

Inland Real Estate Corporation to Present

 At BMO Capital Markets North American Real Estate Conference

OAK BROOK, Ill. (September 3, 2008) – Inland Real Estate Corporation (NYSE: IRC) today announced that it will participate in the BMO Capital Markets North American Real Estate Conference being held in Chicago, Illinois, September 10-12, 2008.  President and Chief Executive Officer Mark E. Zalatoris will present on a panel Friday, September 12, from

10:30 a.m. to 11:15 a.m.  The panel discussion will be broadcast live via audio webcast and can be accessed on the Company’s website, http://www.inlandrealestate.com, in the Investor Relations section.  A replay of the webcast will be available within a few hours of the live presentation, and will be archived for at least 30 days.

About Inland Real Estate Corporation

Inland Real Estate Corporation is a self-administered and self-managed publicly traded real estate investment trust that owns interests in 146 neighborhood, community, power and lifestyle retail centers and single-tenant properties located primarily in the Midwestern United States, with aggregate leasable space of more than 14 million square feet. Additional information on Inland Real Estate Corporation is available at http://www.inlandrealestate.com.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.”  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Please refer to the documents filed by Inland Real Estate Corporation with the SEC, specifically the Form 10K for the year ended December 31, 2007, for a more complete discussion of these risks and uncertainties. Inland Real Estate Corporation disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.